UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2005

Cellegy Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 300 Brisbane, California		94005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 616-2200

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                     Failure to Satisfy a Continued Listing Rule or Standard

In connection with the transfer of the listing of the common stock of Cellegy Pharmaceuticals, Inc. (“Cellegy” or the “Company”) from the Nasdaq National Market to the Nasdaq SmallCap Market and the Company’s application for listing of the common stock on the Nasdaq SmallCap Market, and following discussions with the Nasdaq staff, the Company determined that the compensation committee of the board will be composed of John Q. Adams, Sr. and Thomas M. Steinberg, and that Richard C. Williams will not be a member of the committee.  The company had received a letter from the Nasdaq staff on September 23, 2005, indicating that the staff believed that Mr. Williams’ membership on the committee was not consistent with Marketplace Rule 4350(c)(3)(A) relating to compensation committee composition, but since Mr. Williams was no longer a member of the committee, the company had regained compliance with the rule and the matter was closed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: September 28, 2005	By:	/s/ Robert J. Caso
Robert J. Caso
Vice President, Finance
(Duly Authorized Officer)

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